                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS

           SUNRIVER CORPORATION AND CONSOLIDATED SUBSIDIARY COMPANIES

                                  (Unaudited)

                                                                     Three Months Ended March 31,
                                                                   -------------------------------
                                                                        1996              1995
                                                                   -------------      ------------
  Primary earnings per common share:
     Income from continuing operations........................     $     360,898      $    565,198
     Preferred stock dividend.................................          (124,173)              -
     Preferred stock accretion................................               -            (196,016)
                                                                   -------------      ------------
     Income before discontinued operations....................           236,725           369,182
     Discontinued operations..................................               -           1,240,283
                                                                   -------------      ------------
     Earnings available for common shareholders...............     $     236,725      $  1,609,465
                                                                   =============      ============
     Weighted average shares outstanding during the period....        45,927,101        40,054,600
     Common stock equivalents.................................         3,326,518           103,618
                                                                   -------------      ------------
     Weighted average common shares outstanding...............        49,253,619        40,158,218
                                                                   =============      ============
     Income before discontinued operations....................     $        0.00      $       0.01
     Discontinued operations..................................              0.00              0.03
                                                                   -------------      ------------
     Primary earnings per common share........................     $        0.00      $       0.04
                                                                   =============      ============

  Primary earnings per common share:
     Income from continuing operations........................     $     360,898      $    565,198
     Preferred stock dividend.................................          (124,173)              -
     Preferred stock accretion................................               -            (196,016)
                                                                   -------------      ------------
     Income before discontinued operations....................           236,725           369,182
     Discontinued operations..................................                           1,240,283
                                                                   -------------      ------------
     Earnings available for common shareholders...............     $     236,725      $  1,609,465
                                                                   =============      ============
     Weighted average shares outstanding during the period....        45,927,101        40,054,600
     Common stock equivalents.................................         3,326,518           103,618
                                                                   -------------      ------------
     Weighted average common shares outstanding...............        49,253,619        40,158,218
                                                                   =============      ============
     Income before discontinued operations....................     $        0.00      $       0.01
     Discontinued operations..................................              0.00              0.03
                                                                   -------------      ------------
     Primary earnings per common share........................     $        0.00      $       0.04
                                                                   =============      ============